Exhibit 99.1

CurrencyWorks Announces Closing of US$250,000 Strategic Financing Led By Management

Fairfield, CA, January 31, 2022 – CurrencyWorks Inc. (“CurrencyWorks” or the “Company”), (CSE: CWRK and OTCQB: CWRK), a blockchain pioneer, NFT, and digital payment provider, today announced that it closed its previously announced non-brokered private placement.

The non-brokered private placement was conducted pursuant to Section 4(a)(2) of the Securities Act of 1933 or Regulation S under the Securities Act of 1933, as applicable, pursuant to which the Company sold an aggregate 244,139 shares of common stock (each a “Share”) to Jimmy Geiskopf, Cameron Chell and Swapan Kakumanu (collectively, the “Insiders”), directors and executive officers of the Company at a price of US$0.2048 per share for aggregate gross proceeds of US$50,000 of the Company (the “Private Placement”). These Shares were priced at the market as of the market close (OTCQB) on Thursday, January 27, 2022 with no discount, no warrant and are subject a hold period under United States securities laws and, if applicable, under Canadian securities laws.

In addition, the Company closed its previously announced registered direct offering under the securities purchase agreement with SEGUS Holdings Ltd., a strategic investor, for the purchase of 1,221,001 Shares and warrants to purchase 1,221,001 Shares. The purchase price for one Share and one warrant to purchase one Share was US$0.1638. The warrants have an exercise price of US$0.2048 per share, will be immediately exercisable and expire two years from January 28, 2022.

Concurrently with the private placement and registered direct offering, the Company settled debt (the “Debt Settlement”) in the amount of US$100,000 owed by the Company to one creditor of the Company by the issuance of 488,281 Shares at a deemed price of US$0.2048 per share. All securities issued in connection with the Debt Settlement are subject to a hold period under United States securities laws and, if applicable, under Canadian securities laws.

The Company intends to use the net proceeds from the registered direct offering for general corporate or working capital purposes.

The securities offered in the registered direct offering described above were offered pursuant to a “shelf” registration statement (File No. 333-255477) filed with the Securities and Exchange Commission (SEC) on April 23, 2021 and declared effective on May 4, 2021. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the registered direct offering of the securities were filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the registered direct offering of the securities may be obtained on the SEC’s website at http://www.sec.gov or by contacting the Company at 3250 Oakland Hills Court, Fairfield, California 94534.

The Insiders were issued 244,139 Shares pursuant to the Private Placement, which constituted a “related party transaction” within the meaning of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI 61-101”). As the Company’s current report on Form 8-K in connection with the closing of the Private Placement will be filed less than 21 days before the closing of the Private Placement, there is a requirement under MI 61-101 to explain why the shorter period was reasonable or necessary in the circumstances. In the view of the Company, it was necessary to immediately close the Private Placement and therefore, such shorter period was reasonable and necessary in the circumstances to improve the Company’s financial position.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About CurrencyWorks

CurrencyWorks Inc. (CSE: CWRK and OTCQB: CWRK) is a publicly traded company that builds and operates FinTech Platforms for Digital Currencies, Digital Assets, and Security Tokens.

Company Contact

Bruce Elliott, President

Phone: 424-570-9446

Bruce.elliott@currencyworks.io

Forward-Looking Statements

This news release contains “forward-looking statements.” Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things statements regarding the intended use of proceeds. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including its prospectus supplement and accompanying prospectus related to the registered direct offering/reports and other documents filed with the SEC and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.